Exhibit 5.1

[Cozen O’Connor Letterhead]

August 31, 2012

Board of Directors

Cytomedix, Inc.

209 Perry Parkway, Suite 7

Gaithersburg, MD 20877

Re: Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to Cytomedix, Inc., a Delaware corporation (the “Company”) in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with United States Securities and Exchange Commission under the Securities Act of 1933, as amended (“Act”). The Registration Statement covers the resale by certain selling stockholders listed in the Registration Statement of up to 21,067,151 shares of the Company’s common stock, par value $.0001 (the “Common Stock”) consisting of: (i) shares of Common Stock issued upon the May 2012 conversion of the Company’s Series E Convertible Preferred Stock issued in February 2012, (ii) shares of Common stock issued in the Company’s February 2012 private offering of the Company’s securities, (iii) shares of Common Stock that may be issued by the Company upon the exercise of certain warrants sold in the Company’s February 2012 private offering of the Company’s securities (the “Investor Warrants”) (the “Investor Warrant Shares”); and (iv) shares of Common Stock that may be issued by the Company upon the exercise of certain warrants issued in February 2012 in conjunction with early warrant exercise agreements with certain existing warrant holders (the “Company Warrants”) (the “Company Warrant Shares”).

In rendering this opinion, we have examined: (i) the Certificate of Incorporation and By-laws of the Company, each as presently in effect and included as Exhibits 3(i) and (ii), respectively, to the Registration Statement; (ii) resolutions of the Company’s Board of Directors (the “Board”) authorizing the issuance of the Common Stock, Investor Warrants and Company Warrants; (iii) the Registration Statement; (iv) the form of Investor Warrants, (v) the form of Company Warrants, (vi) the Certificate of Designation of Preferences, Rights and Limitations of the Series E Convertible Preferred Stock (the “Certificate of Designation”), (v) the form of Subscription Agreement (the “Subscription Agreement”) and (vi) such statutory provisions, certificates and other documents as we have deemed appropriate or necessary as a basis for the opinions hereinafter expressed. We have also examined such other documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing and in reliance thereon, subject to the limitations, assumptions and qualifications set forth herein, we are of the opinion that (i) the Common Stock issued pursuant to the Certificate of Designation and the Subscription Agreements has been duly authorized, validly issued, fully paid and nonassessable and (ii) the Investor Warrant Shares and the Company Warrant Shares, upon the exercise of the Investor Warrants and the Company Warrants, respectively, and when issued by the Company in accordance with the terms of such respective warrants, will have been duly authorized, validly issued, fully paid and nonassessable.

This opinion is limited to the Federal law of the United States, and the applicable statutory provisions of General Corporation Law of the State of Delaware, including all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting those laws and provisions. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.”

This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Act and may not be used or relied upon for any other purpose. This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

Very Truly Yours,

/s/ Cozen O’Connor

Cozen O’Connor

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